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                                                                    EXHIBIT 10.7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.

                             CONVERTIBLE DEBENTURE
                              DUE DECEMBER 1, 2000

$6,000,000                                                    DECEMBER 19, 1994
                                                          BOSTON, MASSACHUSETTS

          FOR VALUE RECEIVED, SMITH-GARDNER & ASSOCIATES, INC., a Florida corporation (the "Maker"), promises to pay to Advent VII L.P. (hereinafter called the "Payee"), or to its order, at its address c/o TA Associates, 125 High Street, Suite 2500, Boston, Massachusetts 02110, the principal sum of Six Million Dollars ($6,000,000), together with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the rates provided in that certain Debenture Purchase Agreement of even date herewith by and between the Payee, certain other entities and the Maker (the "Agreement"). Principal shall be paid, and interest shall accrue and be paid, as provided in the Agreement.

          This Debenture is one of the Debentures referred to in and issued pursuant to the Agreement, and is entitled to the benefits of the terms and provisions of the Agreement, including without limitation the terms and provisions relating to payment and conversion of the Debentures. The outstanding principal amount of this Debenture shall be paid in full as provided in the Agreement and may only be prepaid in accordance with the provisions of the Agreement.

          Upon the occurrence of an Event of Default as defined in the Agreement, the Lenders (as such parties are defined in the Agreement) may declare the entire unpaid principal balance hereunder and any accrued and unpaid interest thereon immediately due and payable without notice, demand, presentment or protest and may exercise any of its rights under the Agreement. In the event that the Payee or any subsequent holder of this Debenture shall exercise or endeavor to exercise any of its remedies hereunder or under the Agreement, the Maker shall pay on demand all reasonable costs and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees, and the Payee may take judgment for all such amounts in addition to all other sums due hereunder.

          The Maker, to the extent permitted by applicable law, waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Debenture, notice of any Event of Default under the Agreement except as specifically provided therein, and all other notices or demands otherwise required by law that the Maker may lawfully



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waive. No unilateral consent or waiver by the Payee with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this Debenture or the Agreement shall be valid and binding unless in writing and signed by a majority in interest of the Lenders as provided in accordance with Section 14.1 of the Agreement.

          The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          All agreements between the Maker and the Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Debenture shall be governed by such new law as of its effective date. If, from any circumstance whatsoever, fulfillment of any provision hereof or the Agreement at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Maker and the Payee.

          IN WITNESS WHEREOF, the Maker has caused this Debenture to be executed by its duly authorized representative as of the day and year first above written.


WITNESS:                                       SMITH-GARDNER & ASSOCIATES, INC.



/s/ Allan Gardner                              By: /s/ Wilburn Smith
---------------------------                       -----------------------------
Allan Gardner
                                               Name: Wilburn Smith
                                                    ---------------------------

                                               Title: President
                                                    ---------------------------



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